                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of Alamosa Holdings, Inc. of our report dated February 19, 2001, except for Note 17 as to which the date is March 9, 2001, relating to the financial statements of Alamosa Holdings, Inc., which appears in such Registration Statement. We also consent to the use of our report dated February 19, 2001 relating to the financial statement schedule, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas
October 24, 2001